EX 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

  HIENERGY TECHNOLOGIES, INC. EXPANDS FINANCIAL CONTACTS IN THE EUROPEAN UNION

IRVINE, Calif., June 18, 2003-- HiEnergy Technologies, Inc. (OTC Bulletin Board:
HIET) has retained Charles Van Musscher, a German-based business and financial consultant for the purposes of developing a marketing plan for the expansion of HiEnergy's business in Europe. His role will be concluding joint-venture relationships, licensees or distributorships for carrying out HiEnergy's business in Germany. In view of the fact that HiEnergy Technologies, Inc. is currently listed on the Berlin Stock Exchange, Mr. Van Musscher would work as a liaison with the company and specialist firms in Germany.

HiEnergy has also engaged Trion Finance Company, a German investor relations firm to establish connections with the German-based financial community. HiEnergy Technologies, Inc. is currently traded in Germany under the symbol HTX. In the week ending June 13, 2003, 275,000 shares of HiEnergy shares were traded on the Berlin Stock Exchange.

"We are very interested to see what opportunities these partnerships may open for HiEnergy Technologies, Inc. and its business efforts in the European Union. Europe has a real landmine problem as well a real car bomb problem," said Dr. Bogdan C. Maglich, Chairman, Chief Executive Officer and Chief Scientific Officer of HiEnergy Technologies. "Fortunately, we do not have such problems in the United States, hence the European interest in our technology in this area is somewhat greater," he added.

Until now, HiEnergy's European contacts were limited to Belgium (the Royal Military Academy and NATO), and Spain (Tech Development Europe, Ltd.).

ABOUT HIENERGY TECHNOLOGIES, INC.

HiEnergy Technologies, Inc. has developed patent pending stoichiometric explosive detection technology that remotely determines the chemical formula of concealed substances, including explosives, biological weapons, and illegal drugs. 'Stoichiometric' means detection that deciphers the chemical formula of unknown substances through barriers in a short period of time. The systems HiEnergy is developing have applications in several markets, including airport security screening, bio-weapons detection, landmine detection, and contraband detection, in addition to chemical and petrochemical industry applications. HiEnergy's technology has been developed through several years of research and under grants from the Department of Defense and the US Customs agency. The shares of the company are publicly traded under the symbol HIET.

RISK FACTORS


While these anticipated activities are expected to result in revenues, the net earnings cannot be predicted as we may not be able to recover all of our costs.


Our product is not ready for market at this stage because acceptable performance may require modification to our designs. There are only three suppliers for our neutron sources. If these suppliers cease to provide its components, our ability to deliver products will be seriously impaired. The unit we are using has been re-designed as requested by us, and this has led to delays recently in delivery.


We are inexperienced in doing business in the European Union, and for this reason we are seeking strategic partners in the EU. Our plans may rely on leveraging the skills of strategic partners within the United States as well. Presently no strategic partners have been decided upon.


Large projects are often up for bidding and we may be hampered from participating in those projects if our own financial position proves inadequate. Our business plan calls for more financing in order to satisfy stringent requirements that would apply in obtaining a long-term full production contract.


Our management is important and the loss of Dr. Maglich's services would be materially adverse, in spite of the fact that he is successfully training a new generation scientific, engineering, and managerial team. We may experience unexpected difficulties.


FORWARD-LOOKING STATEMENTS


"Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Please refer to the risks above and to additional risks set forth in each of our filings with the Securities and Exchange Commission of Forms 10-KSB, 10-QSB and 8-K.


###